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                                                                  EXHIBIT 21.1


                          COSTCO WHOLESALE CORPORATION
                                  SUBSIDIARIES


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                                             STATE OR OTHER
                                             JURISDICTION OF                NAME UNDER WHICH
                                             INCORPORATION OR               SUBSIDIARY DOES
SUBSIDIARIES                                   ORGANIZATION                    BUSINESS
---------------------------------------     ---------------------   -------------------------------------
Costco Wholesale Corporation                Washington              Costco Wholesale Corporation,
                                                                    Costco Wholesale

The Price Company                           California              The Price Company, Price Club,
                                                                    Costco Wholesale

Costco Wholesale Canada Ltd.                Canadian                Costco Wholesale Canada, Ltd.,
                                                                    Costco Federal Wholesale

Costco Canada Inc.                          Canadian                Costco Canada Inc.,
                                            Federal                 Price Costco, Costco

Price Costco Canada Holdings Inc.           Canadian                Price Costco Canada Holdings Inc.
                                            Federal
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